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                                                                  EXHIBIT (g)(2)

                  WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER
                                      OF
                                 MAXSERV, INC.


          The undersigned, being the majority stockholder of MaxServ, Inc., a Delaware corporation (the "Corporation"), hereby takes the following action with respect to the Corporation by written consent in lieu of a meeting of shareholders pursuant to Section 1.9 of the Corporation's by-laws and Section 228 of the Delaware General Corporation Law ("DGCL"):

          WHEREAS, a vacancy currently exists on the Board of Directors of the Corporation ("Board"), and

          WHEREAS, the undersigned stockholder desires to fill the vacancy on the Board of Directors of the Corporation:

          THEREFORE BE IT RESOLVED, that Steven M. Cook is elected to serve on the Board (in addition to the directors currently serving on the Board).

          WHEREAS, the undersigned stockholder desires that the unanimous vote of the directors of the Corporation be required in order for the directors to amend the Corporation's bylaws:

          THEREFORE BE IT RESOLVED, that Section 6.19 of the Corporation's by-laws is amended and restated to read as follows:

               6.19 Amendments. These Bylaws may be altered, amended, repealed or replaced by the stockholders or by vote of the Board of Directors, which such vote shall require, in addition to any other vote required by law, the affirmative vote of each director then in office. The fact that the Board of Directors has such power shall not operate to divest or limit the stockholders of the power to alter, amend, repeal or replace the Bylaws.

          FURTHER RESOLVED, that the Secretary of the Corporation is hereby directed to provide notice to the stockholders of the Corporation of the action taken by this written consent pursuant to Section 1.9 of the Corporation's by-laws and Section 228 of the DGCL.

February 5, 1997         SEARS, ROEBUCK AND CO.


                              By:    /s/    Michael D. Levin
                                    -----------------------------
                                    Name:   Michael D. Levin
                                    Title:  Senior Vice President,
                                            General Counsel and Secretary